Exhibit 10.1

FIRST AMENDMENT TO CONVEYANCE OF NET PROFITS INTEREST

This First Amendment (this “Amendment”) to Conveyance of Net Profits executed as of November 8, 2011, as supplemented by the Supplement to Conveyance of Net Profits Interest executed as of November 8, 2011 (as supplemented, the “Conveyance”) is entered into effective as of September 6, 2017 by and among Enduro Operating LLC, a Delaware limited liability company (“Enduro Operating”) and The Bank of New York Mellon Trust Company, N.A., a national association organized under the laws of the State of New York (the “Trustee”), acting not in its individual capacity but solely as trustee of Enduro Royalty Trust, a Delaware statutory trust created under the Delaware Statutory Trust Act (the “Trust”).  Capitalized terms used but not defined herein have the meanings ascribed to them in the Conveyance.

WITNESSETH:

WHEREAS, at a special meeting (the “Special Meeting”) of the holders (the “Trust Unitholders”) of beneficial interests in the Trust held on August 30, 2017, the Trust Unitholders approved amendments to the Conveyance, as more specifically set forth in the Trust’s Notice of Special Meeting of Unitholders and proxy statement dated July 11, 2017;

WHEREAS, Enduro Operating and the Trustee, acting not in its individual capacity but solely as trustee of the Trust, desire to amend the Conveyance to reflect the amendments approved by the Trust Unitholders at the Special Meeting.

NOW THEREFORE, in consideration of the above premises, Enduro Operating and the Trustee, acting not in its individual capacity but solely as trustee of the Trust, hereby amend the Conveyance as follows:

Section 1.                                           Amendments to the Conveyance.  The Conveyance is hereby amended as follows:

A.                                    Section 2.2 of the Conveyance is hereby amended by adding thereto the following definitions in the appropriate alphabetical order:

“Trust” shall mean Enduro Royalty Trust, a Delaware statutory trust.

“Trust Agreement” shall mean the trust agreement, dated May 3, 2011 (as amended and restated on November 3, 2011) among Enduro Sponsor, as trustor, The Bank of New York Mellon Trust Company, N.A., as trustee, and Wilmington Trust Company, as Delaware trustee.

“Trust Units” shall mean units of beneficial interest in the Trust.

“Trust Unitholder” shall mean the owner of one or more Trust Units as reflected on the books of the Trustee or in the records of The Depository Trust Company.

“Trustee” shall mean The Bank of New York Mellon Trust Company, N.A., a national banking association, and its successor and assigns.

B.                                    Section 4.1(b) of the Conveyance is hereby deleted in its entirety and replaced by the following:

(b)                                 From and after the Execution Date with respect to each Payment Period, (i) the Net Profits Account shall be credited with an amount equal to the sum of the Gross Profits (subject to the deduction described in Section 4.4(a)) received by Grantor from the sale of all Subject Hydrocarbons during the applicable Payment Period (the “Credits”), and (ii) the Net Profits Account shall be debited with an amount equal to the sum of the Net Deductions during the applicable Payment Period (subject to the following two sentences) (the “Debits”).  If, in calculating the amount of Net Deductions for any Payment Period, the Offset Amounts exceed the Gross Deductions, then the Net Deductions for that Payment Period shall be zero, and such excess, plus interest on such excess amount at the Prime Rate for the period between the last day of the preceding Payment Period and the date the excess amount has been used to reduce the Net Deductions in succeeding Payment Periods, shall be applied to reduce the Net Deductions in each succeeding Payment Period until exhausted.  Under no circumstances shall the amount paid pursuant to this Article IV in respect of any Payment Period exceed eighty percent (80%) of Gross Profits for such Payment Period.

C.                                    Section 4.4(a) of the Conveyance is hereby deleted in its entirety and replaced by the following:

(a)                                 Except as provided in Section 6.1(a)(iii), if Grantor ever pays Grantee more than the amount of money then due and payable to Grantee under this Conveyance, Grantee shall not be obligated to return the overpayment, but Grantor may at any time thereafter reduce the NPI Payout by, and retain for its own account, an amount equal to the overpayment, plus interest at the Prime Rate on such amount for the period between the fifteenth (15th) day after the date of the overpayment and the date such amount is recovered by Grantor.  In order to exercise its rights under this Section 4.4(a), Grantor must give Grantee written notice with respect to any such overpayment, together with supporting information and data.

D.                                    Section 6.1 of the Conveyance is hereby deleted in its entirety and replaced by the following:

Section 6.1                                    Assignment by Grantor Subject to Net Profits Interest.

(a)                                 Right to Sell.

(i)                                     Grantor may from time to time Transfer its interest in the Subject Interests, or any part thereof or undivided interest therein, subject to the Net Profits Interest and this Conveyance.  Subject to Section 6.1(a)(ii) and Section 6.1(a)(iii), Grantor shall cause the assignee, purchaser, transferee or grantee of any such transaction to take the affected Subject Interests subject to the Net Profits Interest and this Conveyance and, from and after the actual date of any such Transfer, to assume Grantor’s obligations under this Conveyance with respect to such Subject Interests.

(ii)                                  Notwithstanding Section 6.1(a)(i), Grantor may from time to time Transfer to non-Affiliates of Grantor, free and clear of the Net Profits Interest and this Conveyance, any of the Subject Interests that accounts for less than or equal to 0.25% of the total production of Subject Hydrocarbons from the Subject Interests in the preceding twelve (12) month period.  The aggregate Fair Value of all portions of the Net Profits Interest released in connection with such Transfers shall not exceed an aggregate Fair Value of five hundred thousand dollars ($500,000) during any consecutive twelve (12) month period.  In the event of any such Transfer, (A) the Gross Fair Value of the

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released portion of the Net Profits Interest shall be considered an Offset Amount for purposes hereof during the Payment Period in which the Transfer occurs, and (B) Grantee shall, upon receiving a written request from Grantor, immediately prior to any such Transfer, execute, acknowledge, and deliver to Grantor a recordable instrument (reasonably acceptable to Grantor) that terminates and releases the Net Profits Interest with respect to the Subject Interests being Transferred.

(iii)                               Notwithstanding Section 6.1(a)(ii), Grantor may from time to time Transfer to non-Affiliates of Grantor, free and clear of the Net Profits Interest and this Conveyance, any of the Subject Interests with the approval of Trust Unitholders of record holding at least 50% of the then outstanding Trust Units at a meeting held in accordance with the requirements of Article VIII of the Trust Agreement.  The proceeds of any sale approved by the Trust Unitholders as set forth in this Section 6.1(a)(iii) shall be distributed in the manner approved by such Trust Unitholders at such meeting.

(b)                                 Effect of Sale.  From and after the actual date of any of the Transfers described in Section 6.1(a) by Grantor, Grantor (and in the case of Section 6.1(a)(ii) and Section 6.1(a)(iii) only, any grantee, purchaser, transferee or grantee of the Subject Interests) shall be relieved of all obligations, requirements, and responsibilities arising under this Conveyance with respect to the Subject Interests Transferred, except for those that accrued prior to such date.

(c)                                  Allocation of Consideration.  Except as provided in Section 6.1(a)(iii), Grantee is not entitled to receive any share of the sales proceeds received by Grantor in any transaction permitted by this Section 6.1.

(d)                                 Separate Interest.  Effective on the effective date of any Transfer of any Subject Interest pursuant to this Section 6.1, Gross Profits, Excluded Proceeds, Net Deductions, Gross Deductions, Offset Amounts and Net Profits shall thereafter be calculated and determined separately (by the assignee, purchaser, transferee or grantee) with respect to such Subject Interests; and Debits and Credits during each Payment Period in respect of the Subject Interests Transferred shall reflect items received or incurred by the assignee, purchaser, transferee or grantee, and shall be calculated in accordance with Article IV hereof.

Section 2.                                          Miscellaneous.

A.                                   Agreement in Effect.  Except as hereby amended, the Conveyance shall remain in full force and effect.

B.                                   Applicable Law.  This Amendment shall be construed in accordance with and governed by the laws of the State of Texas, without regard to the conflict of laws principles thereof.

C.                                   Severability.  If any provisions of this Amendment or the application thereof to any Person or circumstances shall be finally determined by a court of proper jurisdiction to be illegal, invalid or unenforceable to any extent, the remainder of this Amendment or the application of such provision to Persons or circumstances other than those as to which it is held illegal, invalid or unenforceable shall not be affected thereby, and every remaining provisions of this Amendment shall be valid and enforced to the fullest extent permitted by law.

D.                                   Counterparts.  This Amendment may be executed in a number of counterparts, each of which shall constitute an original, but such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the date set forth above and duly acknowledged before the undersigned competent witnesses and Notary Publics.

Enduro Operating LLC
WITNESSES:
		By:	Enduro Resource Partners LLC, its sole member
By:	/s/ Kimberly Weimer
Printed Name: Kimberly Weimer
			By:	/s/ Jon S. Brumley
By:	/s/ Ryan M. McColl		Name:	Jon S. Brumley
	Printed Name: Ryan M. McColl		Title:	President and Chief Executive Officer

Enduro Royalty Trust
WITNESSES:
		By:	The Bank of New York Mellon Trust Company, N.A., as Trustee
By:	/s/ Agatha Johnson
Printed Name: Agatha Johnson
			By:	/s/ Sarah Newell
By:	/s/ Matthew Nappo		Name:	Sarah Newell
	Printed Name: Matthew Nappo		Title:	Vice President and Trust Officer

STATE OF TEXAS	§
§
COUNTY OF TARRANT	§

BE IT KNOWN, that on this 5th day of September, 2017, before me, the undersigned authority, personally came and appeared Jon S. Brumley appearing herein in his capacity as President and Chief Executive Officer of Enduro Resource Partners LLC, the sole member of Enduro Operating LLC, to me personally known to be the identical person whose name is subscribed to the foregoing instrument as the said officer of said company, and declared and acknowledged to me, Notary, that Jon S. Brumley executed the same on behalf of said company with fully authority of its board of managers, and that the said instrument is the free act and deed of the said company and was executed for the uses, purposes and benefits therein expressed.

/s/ Amy L. Williams
		Printed Name:	Amy L. Williams
Notary Public for the State of Texas
County of Tarrant
My Commission Expires:	02/19/21

STATE OF COLORADO	§
§
COUNTY OF ARAPAHO	§

BE IT KNOWN, that on this 6th day of September, 2017, before me, the undersigned authority, personally came and appeared Sarah Newell appearing herein in her capacity as Vice President and Trust Officer of The Bank of New York Mellon Trust Company, N.A., to me personally known to be the identical person whose name is subscribed to the foregoing instrument as the said officer of said national banking association, and declared and acknowledged to me, Notary, that Sarah Newell executed the same on behalf of said national association with fully authority of the same, and that the said instrument is the free act and deed of the said national association and was executed for the uses, purposes and benefits therein expressed.

/s/ Dylan Pryor
		Printed Name:	Dylan Pryor
Notary Public for the State of Colorado
County of Arapaho
My Commission Expires:	10/31/2020